UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 5, 2016

DAVITA HEALTHCARE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 5, 2016, DaVita Rx, LLC (“Rx”), a pharmacy services provider and a wholly owned subsidiary of DaVita HealthCare Partners Inc. (the “Company”), received a Civil Investigative Demand (the “CID”) from the U.S. Attorney’s Office for the Northern District of Texas. Based on the language of the CID, the government is conducting a False Claims Act investigation concerning allegations that Rx presented or caused to be presented false claims for payment to the government for prescription medications. The CID covers the period from January 1, 2006 through the present.

The Company maintains policies and procedures to promote compliance with the False Claims Act and other applicable laws and regulations, and intends to cooperate with the government. The Company cannot predict, however, when this investigation will be resolved, its eventual outcome or scope, or its potential impact on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA HEALTHCARE PARTNERS INC.

Date: February 11, 2016	/s/ Martha Ha
Martha Ha
Vice President, Corporate Secretary, and General Counsel – Corporate & International